Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-A

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                        January 16, 2007

                         RATING (S&P/Moodys/Fitch)                POOLFACTOR       PAY                       COUPON
TRANCHE   CURRENCY      ORIGINAL             CURRENT          ORIGINAL  CURRENT  FREQUENCY            BASIS          CURRENT
------------------------------------------------------------------------------------------------------------------------------
Class A     USD      AAA /Aaa/AAA         AAA /Aaa/AAA          100%      100%    Monthly      1 Mth LIBOR + 0.02%   5.37000%
Class B     USD         A/A1/A               A/A1/A             100%      100%    Monthly      1 Mth LIBOR + 0.18%   5.53000%
Class C     USD      BBB/Baa2/NR           BBB/Baa2/NR          100%      100%    Monthly      1 Mth LIBOR + 0.32%   5.67000%

          Scheduled start of Controlled Accumulation Period:     1 June, 2007
          Expected maturity:                                     15 December, 2008
          Legal final maturity:                                  15 December, 2010
          Structure:                                             Sr/sub Seq Pay
          Tax Election:                                          Debt
          Amort. Type:                                           Soft Bullet
          Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
          Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
          Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
          Trustee:                                               Bank of New York (The)
          Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance

Month end         Gross       Expense   Gross Charge     Excess        Excess      Transferor Interest
                Yield (%)    Rate (%)   Off Rate (%)    Spread (%)    Spread (%)              %           Min %
                                                                    Roll 1/4 Ave
31 Dec 2006      19.19%        6.43%           7.34%       5.42%         5.80%              41.40%         6%
30 Nov 2006      19.49%        5.97%           7.62%       5.90%         5.43%              40.72%         6%
31 Oct 2006      20.51%        5.76%           8.66%       6.09%         5.27%              41.87%         6%
30 Sep 2006      17.88%        5.90%           7.67%       4.31%         5.32%              38.17%         6%
31 Aug 2006      19.12%        5.89%           7.81%       5.42%         6.11%              38.88%         6%
31 Jul 2006      18.33%        5.30%           6.81%       6.22%         6.54%              39.76%         6%

The Excess Spread (%) for the Month Ended 31st October, 2006 has been revised following further reconciliation by the Servicer since 15th December, 2006 and accordingly differs from the 6.02% reported in the Monthly Servicer's Report issued by Arran Funding Limited in respect of the 15th December, 2006 Distribution Date.

The Excess Spread (%) Roll 1/4 Ave has been calculated based on the amounts set forth in this Monthly Servicer's Report under Excess Spread (%).

Delinquencies (Principal receivables which are 30 days or more past due)

                                   (% Pool)
             ------------------------------------------------------
Month end      30-59 days   60-89 days   90-179 days    180+ days      Total
---------      ----------   ----------   -----------    ---------      -----

31 Dec 2006      1.20%         0.97%         2.36%         3.57%        8.09%
30 Nov 2006      1.24%         0.96%         2.40%         3.56%        8.16%
31 Oct 2006      1.24%         0.95%         2.39%         3.48%        8.05%
30 Sep 2006      1.26%         1.01%         2.43%         3.63%        8.34%
31 Aug 2006      1.28%         0.98%         2.47%         3.50%        8.23%
31 Jul 2006      1.28%         0.96%         2.48%         3.44%        8.16%

Payment Rate

                    Payments                                     Pool balance
               ---------------------------                       ------------
Month End      Total ((pound)000)  Rate (%)                       (pound)000

31 Dec 2006        1,103,209       22.21%                         5,026,446
30 Nov 2006        1,200,831       23.71%                         4,967,182
31 Oct 2006        1,138,033       23.88%                         5,063,743
30 Sep 2006        1,033,824       21.48%                         4,764,939
31 Aug 2006        1,141,613       23.38%                         4,812,820
31 Jul 2006        1,099,658       22.39%                         4,883,405

Average Actual Balance:                               (pound) 1,028

Number of Accounts:                                       4,888,816

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 16th day of January, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business